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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-28735) of Libbey Inc. and the related Prospectus, in the Registration Statement (Form S-8 No. 33-64726) of Libbey Inc. pertaining to the Libbey Inc. Stock Purchase and Retirement Savings Plan and the Libbey Inc. Stock Purchase and Supplemental Retirement Plan, in the Registration Statement (Form S-8 No. 33-80448) pertaining to the Libbey Inc. Stock Option Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-98234) pertaining to the Libbey Inc. Amended and Restated Stock Option Plan For Key Employees and in the Registration Statement (Form S-8 No. 333-19459) pertaining to the Libbey Inc. Long-Term Savings Plan & Trust of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Libbey Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                              ERNST & YOUNG LLP

Toledo, Ohio
March 23, 2000